Exhibit 99(a)

PPL CORPORATION AND SUBSIDIARIES
LONG-TERM DEBT SCHEDULE
(Unaudited)
(Millions of Dollars)

	Interest Rate	Maturity Date	December 31, 2016
PPL
U.S.
PPL Capital Funding
Senior Unsecured Notes
69352PAD5	4.200%	06/15/2022	$400
69352PAE3	3.500%	12/01/2022	400
69352PAG8	1.900%	06/01/2018	250
69352PAF0	3.400%	06/01/2023	600
69352PAH6	4.700%	06/01/2043	300
69352PAK9	3.950%	03/15/2024	350
69352PAJ2	5.000%	03/15/2044	400
69352PAL7	3.100%	05/15/2026	650
Total Senior Unsecured Notes			3,350
Junior Subordinated Notes
69352PAC7	6.700%	03/30/2067	480
69352P202	5.900%	04/30/2073	450
Total Junior Subordinated Notes			930
Total PPL Capital Funding Long-term Debt			4,280
PPL Electric
Senior Secured Notes/First Mortgage Bonds			2,864
Total PPL Electric Long-term Debt			2,864
LKE
Senior Unsecured Notes			725
First Mortgage Bonds			3,985
Total LKE Long-term Debt [1]			4,710
Total U.S. Long-term Debt			11,854

	Interest Rate	Maturity Date	December 31, 2016
U.K.
Senior Unsecured Notes
USG7208UAA90	5.375%	05/01/2021	500
USG9796VAD58	7.250%	12/15/2017	100
USG9796VAE32	7.375%	12/15/2028	202
XS1315962602	3.625%	11/06/2023	625
XS0627333221	5.250%	01/17/2023	875
XS0568142482	6.250%	12/10/2040	312
XS0568142052	6.000%	05/09/2025	312
XS0627336323	5.750%	04/16/2032	1,000
XS0979476602	3.875%	10/17/2024	500
XS0061222484	9.250%	11/09/2020	188
XS0280014282	4.804%	12/21/2037	281
XS0496999219	5.750%	03/23/2040	250
XS0165510313	5.875%	03/25/2027	312
XS0496975110	5.750%	03/23/2040	250
Total Senior Unsecured Notes			5,707
Index-Linked Notes [2]
XS0632038666	2.671%	06/01/2043	199
XS0974143439	1.676%	09/24/2052	139
XS0277685987	1.541%	12/01/2053	174
XS0279320708	1.541%	12/01/2056	199
N/A [3]	0.498%	05/31/2026	127
Total Index-Linked Notes			838
Total U.K. Long-term Debt			6,545
Total Long-term Debt Before Adjustments			18,399

Fair market value adjustments			22
Unamortized premium and (discount), net			20
Unamortized debt issuance costs			(115)
Total Long-term Debt			18,326
Less current portion of Long-term Debt			518
Total Long-term Debt, noncurrent			$17,808

	Interest Rate	Maturity Date	December 31, 2016
PPL Electric
Senior Secured Notes/First Mortgage Bonds
524808BU5 [4]	0.900%	09/01/2029	$116
524808BV3 [4]	0.900%	02/15/2027	108
70869MAC8	4.000%	10/01/2023	90
69351UAG8	5.150%	12/15/2020	100
69351UAP8	3.000%	09/15/2021	400
69351UAQ6	2.500%	09/01/2022	250
69351UAH6	6.450%	08/15/2037	250
69351UAM5	6.250%	05/15/2039	300
69351UAN3	5.200%	07/15/2041	250
69351UAR4	4.750%	07/15/2043	350
69351UAS2	4.125%	06/15/2044	300
69351UAT0	4.150%	10/01/2045	350
Total Senior Secured Notes			2,864
Total Long-term Debt Before Adjustments			2,864

Unamortized discount			(12)
Unamortized debt issuance costs			(21)
Total Long-term Debt			2,831
Less current portion of Long-term Debt			224
Total Long-term Debt, noncurrent			$2,607

LKE
Senior Unsecured Notes
50188FAD7	3.750%	11/15/2020	$475
50188FAE5	4.375%	10/01/2021	250
Total Senior Unsecured Notes			725
LG&E
First Mortgage Bonds			1,634
KU
First Mortgage Bonds			2,351
Total Long-term Debt Before Adjustments			4,710

Fair market value adjustments			(1)
Unamortized discount			(15)
Unamortized debt issuance costs			(29)
Total Long-term Debt			4,665
Less current portion of Long-term Debt			194
Total Long-term Debt, noncurrent [1]			$4,471

	Interest Rate	Maturity Date	December 31, 2016
LG&E
First Mortgage Bonds
47302PAA8 [5]	1.300%	09/01/2027	$10
473044BV6 [5,7]	0.850%	09/01/2026	23
546676AU1	5.125%	11/15/2040	285
546676AV9	4.650%	11/15/2043	250
546676AW7	3.300%	10/01/2025	300
546676AX5	4.375%	10/01/2045	250
546749AJ1 [4]	1.650%	10/01/2033	128
546749AK8 [4]	2.200%	02/01/2035	40
546749AL6 [4]	1.350%	11/01/2027	35
546751AE8 [4]	1.150%	06/01/2033	31
546751AG3 [4]	1.600%	06/01/2033	35
896221AA6	4.600%	06/01/2033	60
896224AW2 [4]	1.350%	11/01/2027	35
896224AX0 [4]	1.050%	09/01/2026	27
896224AY8 [5,7]	0.830%	09/01/2044	125
Total Long-term Debt Before Adjustments			1,634

Fair market value adjustments			(1)
Unamortized discount			(4)
Unamortized debt issuance costs			(12)
Total Long-term Debt			1,617
Less current portion of Long-term Debt			194
Total Long-term Debt, noncurrent			$1,423

	Interest Rate	Maturity Date	December 31, 2016
KU
First Mortgage Bonds
144838AA7 [6,7]	0.850%	02/01/2032	$21
144838AB5 [6,7]	0.850%	02/01/2032	2
144838AD1 [4]	1.050%	09/01/2042	96
14483RAH0	5.750%	02/01/2026	18
14483RAM9 [6,7]	0.750%	10/01/2034	50
14483RAN7 [6,7]	0.730%	02/01/2032	78
14483RAP2 [6,7]	0.710%	10/01/2034	54
491674BE6	3.250%	11/01/2020	500
491674BG1/BF3	5.125%	11/01/2040	750
491674BJ5	4.650%	11/15/2043	250
491674BK2	3.300%	10/01/2025	250
491674BL0	4.375%	10/01/2045	250
587824AA1 [6,7]	0.850%	02/01/2032	8
587829AC6 [6,7]	0.740%	05/01/2023	13
62479PAA4 [6,7]	0.850%	02/01/2032	2
896221AC2	6.000%	03/01/2037	9
Total Long-term Debt Before Adjustments			2,351

Unamortized discount			(9)
Unamortized debt issuance costs			(15)
Total Long-term Debt			2,327
Less current portion of Long-term Debt			—
Total Long-term Debt, noncurrent			$2,327

(1)	Excludes a $400 million intercompany note between LKE and an affiliate due 2026.

(2)	Principal amount of the notes are adjusted based on changes in a specified index, as detailed in the terms of the related indentures.

(3)	No CUSIP - Facility loan.

(4)	Securities are currently in a term rate mode. Securities may be put back to the company on a date prior to the stated maturity date.

(5)	Securities have a floating rate of interest that periodically resets. At December 31, 2016 the weighted average rate of the $158 million of notes at LG&E was 0.86%.

(6)	Securities have a floating rate of interest that periodically resets. At December 31, 2016 the weighted average rate of the $228 million of notes at KU was 0.75%.

(7)	Securities may be put back to the company on a date prior to the stated maturity date.